SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 March 17, 1998



                              SFSB HOLDING COMPANY
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



        Pennsylvania                       0-23765               23-2934332
----------------------------            --------------         -----------------
(State or other jurisdiction            (SEC File No.)          (IRS Employer
of incorporation)                                              Identification
                                                                   Number)


900 Saxonburg Boulevard, Pittsburgh, Pennsylvania                   15223
-------------------------------------------------                   -----
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code: (412) 487-4200
                                                    --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)


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                              SFSB HOLDING COMPANY

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

         On March 17, 1998, the board of directors of the registrant determined to engage S.R. Snodgrass, A.C. as its independent auditors for the fiscal year ended December 31, 1997. On March 20, 1998, the registrant orally notified LaFrance, Walker, Jackley & Saville, LLP ("LWJS"), its independent auditors for the fiscal years ended December 31, 1996 and 1995, of this determination and that LWJS would not continue to be engaged for the fiscal year ending December 31, 1997. On March 10, 1998, the registrant had orally advised LWJS that the board of directors of the registrant would likely consider this matter during a meeting on March 17, 1998. The determination to replace LWJS was approved by the full board of directors of the registrant.

         The reports of LWJS for the fiscal years ended December 31, 1996 and 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1996 and 1995 and during the period from December 31, 1996 to March 17, 1998, there were no disagreements between the registrant and LWJS concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------

         (c) Exhibits:

             Exhibit No. 16 - Letter regarding change in certifying accountant

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               SFSB HOLDING COMPANY



Date: March 23, 1998                           By: /s/ Barbara J. Mallen
                                                   -----------------------------
                                                   Barbara J. Mallen
                                                   President